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                                                                    EXHIBIT 10.3

                             SUBORDINATION AGREEMENT
                             -----------------------

THIS SUBORDINATION AGREEMENT dated as of March 31, 2005 is made BETWEEN:

(1)  Concord Camera HK Limited
     (the "Borrower")

(2)  Concord Camera Corp.
     (the "Subordinated Lender"); and

(3)  The Hongkong and Shanghai Banking Corporation Limited
     (the "Principal Lender")

WHEREAS the Subordinated Lender is owed by the Borrower the aggregate principal amount of HK$375 million which amount remains unpaid at the date hereof and has agreed to enter into this Agreement in order to subordinate an aggregate amount of up to HK$155 million of indebtedness which is now or may in future be owing by the Borrower to the Subordinated Lender pursuant to the Capitalization and Subordination Agreement dated as of March 31, 2005 (together the "Indebtedness") in the manner more particularly described below:-

NOW IT IS HEREBY AGREED as follows:-

1. (a) In consideration of the Principal Lender (acting through any of its branches) agreeing to advance monies to the Borrower, each of the Borrower and the Subordinated Lender acknowledges to and undertakes with each other and with the Principal Lender that, so long as any sum owing by the Borrower to the Principal Lender remains outstanding, and unless the Principal Lender otherwise consents, the Indebtedness is and shall be subordinated to all amounts owing or which may in future become owing by the Borrower to the Principal Lender, and, accordingly, during such period shall be subject to the following terms and conditions:-

          (i) the Indebtedness shall, unless the Principal Lender consents, not be subject to payment of interest (although interest may accrue thereon);

         (ii) subject to Clause 2, the Indebtedness shall not be repayable or repaid in whole or in part;

        (iii) the Indebtedness is and shall remain unsecured by any mortgage, charge, debenture or other security of any kind over the whole or any part of the assets of the Borrower and is not and shall not be capable of becoming subject to any right of set-off or counterclaim; and

         (iv) subject to Clause 2, the Subordinated Lender shall not waive any of its rights in respect of the Indebtedness or agree to any amendment to the terms on which any of the Indebtedness has been made or is owing, without the consent of the Principal Lender.

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     (b)  Should any payment be received or recovered by the Subordinated Lender from any person in contravention of Clause 1(a), the Subordinated Lender shall hold the proceeds of such payment in trust for the Borrower and shall accordingly forthwith return the amount of such payment to the Borrower provided that if there shall be any monies due and payable by the Borrower to the Principal Lender at any time when the Subordinated Lender shall have received a payment as aforesaid or at any time before the amount of the relevant payment is returned to the Borrower, the Subordinated Lender shall pay to the Principal
          Lender the whole of the said payment or (if less) such part thereof as shall be equal to the amount of the said monies so due and payable and in making such payment shall discharge (in whole or in part, as the case may be) its obligations in respect of the trust referred to above.

     (c) Should any part of the Indebtedness be secured in the manner described in clause 1(a)(iii) in contravention of clause 1(a), then the Subordinated Lender shall hold such security on trust for the Borrower and shall accordingly forthwith release such security to the Borrower.

2. The Subordinated Lender hereby agrees with the Borrower and the Principal Lender that, on a winding up of the Borrower, the Indebtedness shall be subordinated to all amounts then owing by the Borrower to the Principal Lender and that, accordingly, amounts payable to the Subordinated Lender on a winding-up of the Borrower in respect of the Indebtedness then owing to it will be applied:-

     (a) first, in payment of the claims of the Principal Lender to the extent that such claims shall not have been met by means of the enforcement of any security held by or on behalf of the Principal Lender;

     (b) secondly, towards the payment of the amount owing to the Subordinated Lender in respect of the Indebtedness.

3. The Borrower hereby declares itself a trustee of the undertakings of the Subordinated Lender in Clause 1, 2, 5 and 7 to hold the same:-

     (a) first, for the Principal Lender to the extent that the claims of the Principal Lender shall not have been met by means of the enforcement of any security held by the Principal Lender; and

     (b) secondly for the Subordinated Lender, to be applied towards the payment of the amount owing to the Subordinated Lender in respect of the Indebtedness.

4. The trusts created by Clauses 1 and 3 of this Subordination Agreement shall be of a duration of 80 years.

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5.   The Subordinated Lender hereby undertakes with the Principal Lender that its claims in respect of the Indebtedness will be proved by the Subordinated Lender in any winding-up of the Borrower.

6. For all purposes, including any legal proceedings, a certificate by any of the officers of the Principal Lender as to the sums and liabilities for the time being due or incurred by the Borrower to the Principal Lender shall be prima facie evidence thereof.

7. The Subordinated Lender undertakes with the Borrower and with the Principal Lender that it shall not assign or purport to assign any rights which it may from time to time and for the time being have against the Borrower in respect of the Indebtedness or any transactions relating thereto.

8. This Subordination Agreement shall be binding upon and endure to the benefit of the parties hereto and their respective successors and permitted assigns (as the case may be).

         This Subordination Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

IN WITNESS whereof this Agreement has been duly executed under seal the date first above written.


EXECUTED under SEAL by the   )
Borrower:                    )           /s/  Harlan Press
                                       ---------------------------------------
                                      Harlan I. Press, Director

in the presence of          )           /s/  Tracy Iglesias
                                      ----------------------------------------



EXECUTED under SEAL by the  )
Subordinated Lender:        )           /s/  Alan Schutzman
                                      ----------------------------------------
                                      Alan Schutzman, Senior Vice President,
                                         General Counsel, and Secretary

in the presence of:         )           /s/  Rita Occhionero
                                      ----------------------------------------




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